As filed with the Securities and Exchange Commission on December 27, 1994


                     SECURITIES  AND  EXCHANGE  COMMISSION
                           Washington,  D. C.  20549


                                   FORM  S-8
                            REGISTRATION  STATEMENT
                                     Under
                         THE  SECURITIES  ACT  OF  1933


                             KU ENERGY CORPORATION
                           KENTUCKY UTILITIES COMPANY
          (Exact name of each registrant as specified in its charter)

           KENTUCKY (KU Energy)               61-1141273 (KU Energy)
           KENTUCKY AND VIRGINIA (KU)         61-0247570   (KU)
           (State of incorporation)       (I.R.S. Employer Identification No.)


                 ONE QUALITY STREET, LEXINGTON, KENTUCKY  40507
             (Address of principal executive offices and Zip Code)

                          KENTUCKY  UTILITIES  COMPANY
                            EMPLOYEE  SAVINGS  PLAN
                            (Full Title of the Plan)



                              MICHAEL R. WHITLEY,
                                   President
                             KU Energy Corporation
                           Kentucky Utilities Company
                               One Quality Street
                           Lexington, Kentucky  40507
                                 (606) 255-2100


                           JONES, DAY, REAVIS & POGUE
                            Attention:  W. J. Harmon
                              77 West Wacker Drive
                                   Suite 3500
                            Chicago, Illinois  60601
                                 (312) 782-3939
         (Names, addresses and telephone numbers of agents for service)


  Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


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                         CALCULATION OF REGISTRATION FEE




                                     Proposed         Proposed
                                     Maximum          Maximum
 Title of         Amount             Offering         Aggregate  Amount of
 Securities to    to be              Price            Offering   Registration
 Be Registered    Registered         Per Share        Price      Fee



 Common Stock    1,000,000shares     $27 7/8 (1)     $27,875,000 $    9,612




(1) Estimated solely for purpose of calculating amount of registration fee which, calculated pursuant to Rule 457(h)(1) and (2), is based on the average of the high and low prices for shares of common stock of KU Energy Corporation on the New York Stock Exchange consolidated tape on December 21, 1994.


       Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus constituting a part of this Registration Statement also relates to 500,000 shares of KU Energy Corporation Common Stock, such Common Stock having been registered for sale by the registrant in a Registration Statement on Form S-8 (File No. 33-44234).




















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



                                   Explanatory Note



            On March 11, 1991, the S-4 Registration Statement, as amended (File
  No. 33-38772), of KU Energy Corporation ("KU Energy") became effective under the Securities Act of 1933, as amended (the "Act"). Such S-4 Registration Statement was filed in connection with the offering by KU Energy of shares of its common stock in exchange for shares of common stock of Kentucky Utilities Company (the "Company") in connection with a proposed share exchange and reorganization whereby all of the issued and outstanding common stock of the Company would be owned by KU Energy. On October 2, 1987, the S-8 Registration Statement, as amended (File No. 33-17148) of the Company became effective under the Act. Such S-8 Registration Statement was filed in connection with the offering by the Company of its stock and participations in its Employee Savings Plan (the "Plan") and has subsequently been terminated. The share exchange and reorganization described in the KU Energy S-4 Registration Statement have taken place. The Plan was amended as of the Effective Time of the share exchange (December 1,
  1991) to provide for investment in common stock of KU Energy. The Company remains the sponsor of the Plan. On December 2, 1991, KU Energy and the Company filed an S-8 Registration Statement (File No. 33-44234) relating to 500,000 shares of Common Stock of KU Energy (and participations under Rule 416(c)) to be offered pursuant to the Plan. Substantially all of such shares have been offered.

            This registration statement is filed pursuant to General Instruction E of Form S-8 to register additional securities in connection with the offering by KU Energy and the Company of the Common Stock of KU Energy (and participations or interests with respect to the Plan in accordance with Rule 416(c)). Except as expressly set forth to the contrary herein, the contents of the S-8 Registration Statement in File No. 33-44234 are incorporated herein by reference.

            Item 8.   Exhibits.   The following section  restates the  Exhibits
  included as  part of this  Registration Statement.   The undertaking included
  in Item 8 of File No. 33-44234 is incorporated herein by reference.

  Exhibit
  Number            Description

   4.01 Amended and Restated Articles of Incorporation of the Company, as amended (Exhibits 4.03 and 4.04 to Form 8-K Current Report of the Company dated December 10, 1993) (incorporated by reference)

   4.02 Amended and Restated Articles of Incorporation of KU Energy (Exhibit 3A to Form 10-K Annual Report of KU Energy for the year ended December 31, 1992) (incorporated by reference)

  23.01             Consent of Independent Public Accountant (filed herewith)

  99.01             Kentucky   Utilities   Company   Employee   Savings   Plan,
                    effective January 1, 1989, as amended and restated through November 1, 1994 (filed herewith)

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





  99.02 Kentucky Utilities Company Master Retirement and Employee Savings Plan Trust, as amended through Amendment No. 2 (Exhibit 28.02 to Form S-8 Registration Statement, File No. 33-44234) (incorporated by reference)

  99.03             Amendment  No.  3  to  Kentucky  Utilities  Company  Master
                    Retirement  and   Employee   Savings  Plan   Trust   (filed
                    herewith)

  99.04             Amendment  No.  4  to  Kentucky  Utilities  Company  Master
                    Retirement   and   Employee  Savings   Plan   Trust  (filed
                    herewith)










































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







                                   SIGNATURES


           The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants, Kentucky Utilities Company and KU Energy Corporation, certify that they have reasonable grounds to believe that they each meet all the requirements for filing on Form S-8 and have duly caused this Registration Statement or amendment thereto, as the case may be, to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Lexington, and Commonwealth of Kentucky.


  Dated:  December 27, 1994

       KU ENERGY CORPORATION
       KENTUCKY UTILITIES COMPANY



       By    /s/ Michael R. Whitley
              Michael R. Whitley,
              President and Chief Operating Officer

           Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or amendment thereto, as the case may be, has been signed below by the following persons in the capacities and on the date indicated.

  Dated:  December 27, 1994

           Signature                                 Title



  /s/  John T. Newton                         Chairman, Chief Executive Officer
           John T. Newton                     and Director (principal executive
                                              officer), KU Energy and Company



  /s/  Michael R. Whitley                     President, Chief Operating Officer
           Michael R. Whitley                 and Director,
                                              KU Energy and Company



  /s/  O.M. Goodlett                          Senior Vice President (principal
           O.M. Goodlett                      financial officer), KU Energy and
                                              Company




  /s/  Michael D. Robinson                    Controller (principal accounting
           Michael D. Robinson                officer), KU Energy and Company




  /s/  Mira S. Ball                           Director, KU Energy and Company
       Mira S. Ball



  /s/  W.B. Bechanan                          Director, KU Energy and Company
       W. B. Bechanan



  /s/  Harry M. Hoe                           Director, KU Energy and Company
       Harry M. Hoe

  /s/  Milton W. Hudson                  Director, KU Energy and Company
       Milton W. Hudson



  /s/  Frank V. Ramsey, Jr.              Director, KU Energy and Company
       Frank V. Ramsey, Jr.



  /s/  Warren W. Rosenthal               Director, KU Energy and Company
       Warren W. Rosenthal



  /s/  William L. Rouse, Jr.             Director, KU Energy and Company
       William L. Rouse, Jr.



  /s/  Charles L. Shearer                Director, KU Energy and Company
       Charles L. Shearer

                The Plan. Pursuant to the requirements of the Securities Act of 1933, the Kentucky Utilities Company Employee Savings Plan has duly caused this Registration Statement or amendment thereto, as the case may be, to be signed on its behalf by the undersigned, thereunto duly authorized, in Lexington, Kentucky.



       Dated:  December 27, 1994


                                KENTUCKY UTILITIES COMPANY EMPLOYEE
                                           SAVINGS PLAN



                                By /s/  James M. Allison
                                   James M. Allison, Committee Chairman

                                 EXHIBIT INDEX



       Exhibit
       Number       Description



        4.01 Amended and Restated Articles of Incorporation of the Company, as amended (Exhibits 4.03 and 4.04 to Form 8-K Current Report of the Company dated
                    December 10, 1993) (incorporated by reference)


        4.02 Amended and Restated Articles of Incorporation of KU Energy (Exhibit 3A to Form 10-K Annual Report of KU Energy for the year ended December 31, 1992) (incorporated by reference)


       23.01        Consent of Independent Public Accountant


       99.01 Kentucky Utilities Company Employee Savings Plan, effective January 1, 1989, as amended and restated through November 1, 1994


       99.02 Kentucky Utilities Company Master Retirement and Employee Savings Plan Trust, as amended through Amendment No. 2 (Exhibit 28.02 to Form S-8 Registration Statement, File No. 33-44234) (incorporated by reference)


       99.03 Amendment No. 3 to Kentucky Utilities Company Master Retirement and Employee Savings Plan Trust


       99.04 Amendment No. 4 to Kentucky Utilities Company Master Retirement and Employee Savings Plan Trust









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